Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of our report dated March 13, 2008, relating to the consolidated financial statements of Cohen & Steers, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

Form	Registration Statement No.	Description
S-8	333-118972	Cohen & Steers, Inc. 2004 Stock Incentive Plan Cohen & Steers, Inc. Employee Stock Purchase Plan

S-3	333-128633	Cohen & Steers Registration Statement

/s/ DELOITTE & TOUCHE LLP

New York, NY

March 13, 2008